Exhibit 10.3

PHH CORPORATION

2012 PERFORMANCE RESTRICTED STOCK UNIT

AWARD NOTICE

We are pleased to notify you that PHH Corporation (the “Company”) has awarded you this 2012 Performance Restricted Stock Unit Award.  The Performance Restricted Stock Unit Award represents the Company’s unfunded and unsecured promise to issue shares of the Company’s Stock at a future date subject to the terms and conditions of this Performance Restricted Stock Unit Award Notice, the attached Performance Restricted Stock Unit Award Agreement (the “Agreement”) and the PHH Corporation 2005 Equity and Incentive Plan, as amended (the “Plan”).  This Performance Restricted Stock Unit Award Notice (the “Award Notice”) constitutes part of and is subject to the terms and provisions of the Agreement and the Plan.  Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or the Plan.

Grantee:	[Name]

Participant #:	[ID]

Grant Date:	, 2012

Target Shares:	[ ]

Earned Shares:

The Earned Shares are the shares of Stock determined by multiplying the Target Shares by the Achieved Percentage based on the Targeted Performance Level achieved by the Company for the Target Measurement Period as described in the chart below, and as determined by the Human Capital and Compensation Committee (the “Committee”) in its discretion.

Settlement:

Subject to the terms of the Agreement and the Plan, the Earned Shares will be paid on or after September 26, 2015, and on or before December 31, 2015 (the date of payment is referred to herein as the “Settlement Date”). Except as provided in the Award Agreement, failure to achieve any Targeted Performance Level during the Target Measurement Period shall result in the forfeiture of your rights under this Award and termination of the Agreement.

Target Measurement Period (“TMP”) — September 27, 2012 through September 26, 2015

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Targeted Performance Levels

Targeted Performance Level	Average Share Price(1)	Achieved Percentage
Threshold	At least $25, but less than $30	33%
Target	At least $30	100%

(1) The Average Share Price will be determined by the average of the Fair Market Value of a share of Stock for the 90-calendar day period ending (and including) the last day of the TMP.

There will be no payment for performance below the “Threshold” level, no payment will be made in excess of the Achieved Percentage at the “Target” level, and there will be no interpolation between levels of achievement.

The Committee may exercise negative discretion to reduce the Achieved Percentage and the amount payable under this Award prior to the earlier of payment of the Award or Change in Control.  Such discretion may be exercised based on the Committee’s subjective determination (or the Committee’s determination based upon a recommendation of the Company’s management) of the extent to which the Grantee has achieved such individual goals for the TMP, if any, as the Committee may establish or based on any other factors the Committee deems necessary or appropriate in its sole and absolute discretion.

We congratulate you on the recognition of your importance to our organization and its future.

PHH CORPORATION	AGREED TO AND ACCEPTED:

By:
Name: Glen A. Messina	Name: [include name]
Title: President & CEO, PHH Corporation	Date: , 2012
Date: , 2012

RETAIN THIS NOTIFICATION AND YOUR AWARD AGREEMENT WITH

YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.

2

PHH CORPORATION

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

PHH Corporation, a Maryland corporation (the “Company”) has granted to the individual (the “Grantee”) named in the Performance Restricted Stock Unit Award Notice to which this Performance Restricted Stock Unit Award Agreement (the “Agreement”) is attached, a Performance Restricted Stock Unit Award relating to the common stock, par value $0.01 per share, of the Company, subject to the terms and conditions set forth in the Award Notice and this Agreement.  This Performance Restricted Stock Unit Award (the “Award”) has been granted pursuant to the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended (the “Plan”).

WHEREAS, the Human Capital and Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority under and pursuant to the Plan to grant and establish the terms of awards to eligible employees of the Company and its Subsidiaries; and

WHEREAS, the Committee desires to grant an Award to the Grantee, subject to the terms and conditions of the Plan, the Award Notice and this Agreement.

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.             The Plan.  The Award granted to the Grantee hereunder is pursuant to the Plan.  A copy of the prospectus for the Plan is attached hereto and the terms of the Plan are hereby incorporated in this Agreement.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.             Grant of Award.

a.             Subject to the terms and conditions set forth in the Plan and this Agreement, the Grantee is hereby granted this Award.

b.             The Grantee is not required to make any monetary payment (other than applicable tax withholding, if any, and payment of the par value of the Stock, if required by law) as a condition to receiving shares of Stock issued upon settlement of the Award.

c.             If the Grantee has not signed a restrictive covenant agreement in a form acceptable to the Company by no later than thirty (30) days after the Grant Date, the Award shall be forfeited.

3.             Termination of Employment.  Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 4b. and 4c., upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason whatsoever on or before September 26, 2015, the Award shall immediately and automatically terminate and no payment will be made.

4.             Settlement.

a.             Issuance of Shares of Stock.  On the Settlement Date, the Company shall issue to the Grantee the Earned Shares, as described in the Award Notice, after any adjustments as provided under Section 5 of the Plan; provided, however, that the Grantee shall remain required to remit to the Company such amount that the Company determines is necessary to meet all required minimum withholding taxes.

b.             If the Grantee’s employment is terminated (i) by the Company and its Subsidiaries without Cause (as defined in this subsection b.), (ii) due to the Grantee’s voluntary resignation from the Company and its Subsidiaries on or after attaining age sixty-five (65) (a “Retirement”), (iii) due to the death of the Grantee, or (iv) the termination of the Grantee’s employment or service due to a disability (as defined in the Company’s long-term disability plan), the Award shall become vested in accordance with the following schedule:

Date of Termination of Employment Without Cause, Retirement, Death, or Disability	Percent Vested
Before January 1, 2013	0%
On or after January 1, 2013, but before January 1, 2014	25%
On or after January 1, 2014, but before September 26, 2015	50%
September 26, 2015	100%

The portion of the Award payable on the Settlement Date will be the number of Earned Shares multiplied by the percent vested from the above chart.  All other Earned Shares will be forfeited as of the Settlement Date, except as otherwise expressly provided by the Committee.  Notwithstanding the foregoing, in the event the Grantee violates any non-competition, non-solicitation, non-disclosure, or other restrictive covenant agreement with the Company or its Subsidiaries prior to the Settlement Date, then the Grantee shall not be vested in any portion of the Earned Shares and the entire Award will be forfeited.

For purposes of this Award, “Cause” means any one of the following: (1) a material failure of the Grantee to substantially perform the Grantee’s duties with the Company or its Subsidiaries (other than failure resulting from incapacity due to physical or mental illness); (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against, or relating to the assets of, the Company or its Subsidiaries; (3) conviction (or plea of nolo contendere) of a felony or any crime involving moral turpitude; (4) repeated instances of negligence in the performance of the Grantee’s job or any instance of gross negligence in the performance of the Grantee’s duties as an employee of the Company or one of its Subsidiaries; (5) any breach by the Grantee of any fiduciary obligation owed to the Company or any Subsidiary or any material element of the Company’s Code of Business Ethics and Conduct or other applicable workplace policies; or (6) failure by the Grantee to perform Grantee’s job duties for the Company or any Subsidiary to the best of Grantee’s ability and in accordance with reasonable instructions and directions from the Board or its designee, and the reasonable workplace policies and procedures established by the Company or any Subsidiary, as applicable, from time to time.

c.             Change in Control.  Upon the effective date of a Change in Control that occurs during the TMP and while the Grantee is employed with the Company or its Subsidiaries, the Grantee will become vested in the portion of the Change in Control Payment as specified in the chart below:

Date of Change in Control	Percent Vested
Before January 1, 2013	0%
On or after January 1, 2013, but before January 1, 2014	25%
On or after January 1, 2014, but before January 1, 2015	50%
January 1, 2015 or thereafter	100%

For this purpose, the “Change in Control Payment” is the Achieved Percentage from the chart in the accompanying Award Notice based on the average of the Fair Market Value of a share of Stock for the 90-calendar day period ending (and including) the effective date of the Change in Control, multiplied by the Target Shares.  The vested portion of the Change in Control Payment will be paid on a date selected by the Company within ninety (90) days following the effective date of the Change in Control.  The unvested portion of the Change in Control Payment shall be forfeited upon payment of the vested portion, unless otherwise expressly provided by the Committee in writing.

d.             Certificate Registration.  The certificate for the shares issued in settlement of the Award shall be registered in the name of the Grantee, or, if applicable, in the names of the Grantee’s heirs.

e.             Restrictions on Grant of the Award and Issuance of Shares.  The grant of this Award and issuance of shares of Stock upon settlement of the Award shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

f.              Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

g.             Dividend Equivalents.  No dividend equivalents will be paid with respect to the Award.

5.             Tax Obligations.  As a condition to the granting of the Award and the settlement thereof, the Grantee agrees to remit to the Company or any of its applicable Subsidiaries such sum as may be necessary to discharge the Company’s or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award.  Accordingly, the Grantee agrees to remit to the Company or an applicable Subsidiary any and all required minimum withholding taxes.  To satisfy such obligation, Grantee agrees to have the Company withhold a number of whole shares of Stock otherwise deliverable to Grantee in settlement of the Award having a Fair Market Value, as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates determined by the Company.

6.             No Rights to Continued Employment; Loss of Office.  Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.  Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation.  Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment.  No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

7.             Rights as a Stockholder.  The Grantee shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Award until the date such shares are actually issued (as evidenced by a stock certificate or an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5 of the Plan.

8.             Clawback.  This Award, and any stock issued or cash paid pursuant to this Award, is expressly subject to any “clawback policy” adopted by the Board or its designee, as may be amended from time to time, or any recoupment permitted or required by law.

In addition, until such time subsequent to the Grant Date that the Company adopts a “clawback policy” that is applicable to the Grantee that expressly supersedes this paragraph, this Award shall be forfeited and the Grantee shall be obligated to return to the Company any shares previously issued under this Award or a cash payment equal to the value of the shares at the time such shares were sold or transferred, if the Committee determines in good faith (a) that the Grantee has violated the terms of any non-competition, non-solicitation, non-disclosure, or other restrictive covenant agreement with the Company and/or one or more of its Subsidiaries or (b)

that, within three (3) years of the date the Award is settled, the Grantee (i) experiences a termination of employment for Cause, or the Committee determines after employment termination that the Grantee’s employment could have been terminated for Cause, (ii) engaged in conduct that causes material financial or reputational harm to the Company or Subsidiaries, (iii) provided materially inaccurate information related to publicly reported financial statements of the Company and its Subsidiaries, (iv) provided a material misrepresentation upon which the achievement of the Targeted Performance Goals was determined, (v) improperly, or with gross negligence, failed to identify, assess or report risks material to the Company or its Subsidiaries that were within the scope of the Grantee’s responsibility and of which the Grantee was aware or should have been aware based on facts reasonably available to the Grantee, or (vi) violated the Company’s Code of Business Ethics and Conduct, is under investigation for a regulatory matter due to gross negligence or willful misconduct in the performance of the Grantee’s duties for the Company and its Subsidiaries, or otherwise engaged in gross misconduct with respect to the Company and its Subsidiaries.

9.             Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.  The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Grantee in order to carry out the provisions of this Section.

10.           Nontransferability.  Prior to the issuance of shares of Stock pursuant to this Agreement, neither this Agreement nor any shares subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Agreement shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

11.           Compliance with Stock Ownership Guidelines.  Except as provided in the PHH Corporation Stock Ownership and Retention Guidelines adopted November 14, 2011, as amended (the “Guidelines”), the Grantee may not divest shares received under the Award until the ownership requirements of the Guidelines have been met.

12.           Amendments.  The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Grantee’s rights under this Agreement without the consent of the Grantee, except to the extent such amendment is reasonably determined by the Committee in its sole discretion to be necessary to comply with applicable law or to prevent a detrimental accounting impact.  No amendment or addition to this Agreement shall be effective unless in writing.

13.           Section 409A.  This Award is intended to comply with, or otherwise be exempt from, Section 409A of the Code.  This Award shall be administered, interpreted and construed in a manner consistent with such Code section.  Should any provision of this Agreement or the Award be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Grantee’s consent (notwithstanding the provisions of Section 12 above), in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code.

14.           Notices.  Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, (or applicable non-U.S. equivalent for notices mailed from outside the United States) addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Grantee, to the Grantee’s last known address contained in the personnel records of the Company.

15.           Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Grantee and the Grantee’s heirs, executors, administrators, successors and assigns.

16.           Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17.           Integrated Agreement.  The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.  The Grantee’s participation in the Plan is voluntary and has not been induced by a promise of employment or continued employment with the Company or a Subsidiary or affiliate of the Company.

18.           Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.

19.           Authority.  The Committee shall have full authority to interpret and construe the terms of the Plan, the Award Notice, and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

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